UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

Dova Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38135	81-3858961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Leigh Farm Road, Suite 245 Durham, North Carolina (Address of Principal Executive Offices)	27707 (Zip Code)

Registrant’s telephone number, including area code: (919) 748-5975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.             Termination of a Material Definitive Agreement.

On March 30, 2018, AkaRx, Inc. (“AkaRx”), a wholly-owned subsidiary of Dova Pharmaceuticals, Inc. (the “Company”), and PBM Capital Group, LLC (“PBM”) agreed to terminate the Services Agreement, by and between AkaRx and PBM, dated April 1, 2016 (the “Services Agreement”), effective as of March 31, 2018.  Under the Services Agreement, PBM has provided certain scientific and technical, accounting, operations and back office support services to AkaRx.  PBM is controlled by Paul B. Manning, one of the Company’s directors and a beneficial owner of more than 5% of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dova Pharmaceuticals, Inc.

Date: April 3, 2018	/s/ Mark W. Hahn
Mark W. Hahn
Chief Financial Officer